Securities and Exchange Commission
Washington, D.C.

Form 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

First Trust Exchange-Traded Fund VIII
(Exact name of registrant as specified in its charter)
Massachusetts	See Exhibit 1
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)
120 East Liberty Drive, Suite 400, Wheaton, Illinois	60187
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares of Beneficial Interest, $0.01 par value per share, of FT Cboe Vest U.S. Equity Buffer ETF - December	Cboe BZX
Common Shares of Beneficial Interest, $0.01 par value per share, of FT Cboe Vest U.S. Equity Deep Buffer ETF - December	Cboe BZX

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box.--

[X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box.--

[  ]

Securities Act registration statement file number to which this form relates: 333-210186.

Securities to be registered pursuant to Section 12(g) of the Act:

None
Title of Each Class to be Registered

Information Required in Registration Statement

Item 1.	Description of Registrant’s Securities to be Registered

The securities to be registered hereunder are common shares of beneficial interest, $0.01 par value per share (the “Shares”), of FT Cboe Vest U.S. Equity Buffer ETF – December and FT Cboe Vest U.S. Equity Deep Buffer ETF – December, (the “Funds”), each a series of First Trust Exchange-Traded Fund VIII (the “Registrant”). An application for listing of the Shares of the Funds has been filed with and approved by Cboe BZX Exchange, Inc. A description of the Shares is contained in the Prospectuses, which are a part of the Registration Statements on Form N-1A (Registration Nos. 333-210186 and 811-23147), filed with the Securities and Exchange Commission on December 7, 2020. Such description is incorporated by reference herein.

Item 2.	Exhibits

Pursuant to the “Instruction as to Exhibits” of Form 8-A, no exhibits are filed herewith or incorporated by reference.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

First Trust Exchange-Traded Fund VIII

By:	/s/ James M. Dykas
James M. Dykas, President and Chief Executive Officer

December 17, 2020

Exhibit 1

Fund	I.R.S. Employer Identification No.
FT Cboe Vest U.S. Equity Buffer ETF - December	85-3115508
FT Cboe Vest U.S. Equity Deep Buffer ETF - December	85-3099333